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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                AUGUST 31, 2000



                          DATAWARE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                       0-21860              06-1232140
(State or other jurisdiction          (Commission File        (IRS Employer
     of incorporation)                    Number)          Identification No.)


                ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS  02141
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                (617) 621-0820
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ITEM 5.    OTHER EVENTS.
           ------------

     On August 31, 2000, Dataware Technologies, Inc. ("Dataware," the "Company" or "we") completed the registered offer and sale of 350 shares of 8% Series C Convertible Preferred Stock, $0.01 par value per share (the "Preferred Shares"), and warrants (the "Warrants") to purchase 362,500 shares of Common Stock, $0.01 par value per share ("Common Stock"), for total proceeds of $3,220,000 (the "Financing"). A summary of the terms of the Preferred Shares and Warrants, and of the Financing, follows. This summary is qualified in its entirety by reference to the specific terms of the agreements and other documents under which the Financing is taking place, particularly the Certificate of Designation setting forth the terms of the Preferred Shares, the Convertible Preferred Stock Purchase Agreement, and the form of Warrant (collectively, the "Financing Documents") that are filed as exhibits to this Current Report on Form 8-K. The Financing Documents contain the complete details and additional information relating to these and other topics.

     The Preferred Shares and Warrants, as well as the shares of Common Stock issuable upon conversion or exercise, respectively, of the Preferred Shares and Warrants (the "Underlying Shares") are covered by the Company's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-37248), which the Securities and Exchange Commission ("SEC") previously declared effective. In order to furnish an exhibit for incorporation by reference into the Registration Statement, the Company hereby files as Exhibit 5.2 to the Registration Statement an opinion of Palmer & Dodge LLP, counsel to the Company, regarding the validity of the Shares.

          INFORMATION ABOUT THE COMPANY / FORWARD LOOKING STATEMENTS
          ----------------------------------------------------------

     Statements concerning the Company's anticipated performance, including future revenues, costs and profits, or about the development of the Company's products or markets, made in the Company's press releases, SEC filings, and other oral and written public statements may be deemed forward-looking statements. Such statements are based on the current assumptions of the Company's management, which are believed to be reasonable. However, they are subject to significant risks and uncertainties, including but not limited to the important factors set forth below and those described under "Gross Profit," "Liquidity and Capital Resources" and "Certain Factors That May Affect Future Results" in the Company's Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2000, and in Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, that could cause actual results to differ materially from those described in the forward-looking statements.

WE MAY BE UNABLE TO MAINTAIN OUR LISTING ON THE NASDAQ NATIONAL MARKET, WHICH MAY REDUCE THE LIQUIDITY OF OUR TRADING MARKET.

     At June 30, 2000, we were not in compliance with the criteria for maintenance of our Nasdaq National Market listing in that our tangible net worth is significantly less than the $4 million required. We have been asked by Nasdaq to provide them with our plans and timetable for achieving compliance. We expect that the sale of the Preferred Shares and Warrants will improve our tangible net worth, but we also must be able to raise additional equity financing and/or improve operating results sufficiently to ensure we continue to meet the requirements. If
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we cannot meet the National Market criteria as required by Nasdaq, our shares will no longer be listed on the Nasdaq National Market. A listing on the Nasdaq Small Cap Market provides less visibility and a less active trading market than the National Market. That might result in lower market prices for our Common Stock and reduce both our ability to raise necessary financing and the ability of investors to sell when and on terms they wish.

OUR OPERATING RESULTS HAVE BEEN, AND MAY CONTINUE TO BE, HAMPERED BY THE LIQUIDITY CONCERNS OF SOME OF OUR CUSTOMERS, PARTICULARLY INTERNET-FOCUSED BUSINESSES. THIS WILL RESULT IN OUR HAVING LESS CASH TO INVEST IN THE GROWTH OF OUR BUSINESS AND OUR NEAR-TERM REVENUES MAY NOT BE AS HIGH AS WE HAD FORECAST.

     We have not been able to increase our revenues as quickly as we had anticipated earlier this year. In particular, we have not been able to develop as much business as we had hoped, or to collect significant receivables, from certain internet-focused companies (so-called "dot.coms") due in part to their liquidity troubles caused by the decline in their stock market values. Accordingly, we will not have as much cash to invest in the growth of our business as we had hoped. This means that our revenues may not grow as quickly as we had predicted.

                           TERMS OF PREFERRED SHARES
                           -------------------------

     Each Preferred Share has an initial "Stated Value" for dividend and conversion purposes of $10,000. Holders of Preferred Shares are entitled to receive dividends at the rate of 8% of the Stated Value per annum. The Stated Value per share will increase to the extent dividends accrue rather than being paid in cash. The Preferred Shares are convertible into Common Shares at a rate that fluctuates with, and at a discount to, the market price of the Common Stock. Following a merger in which control of Dataware changes hands or a sale of our assets, the holders of Preferred Shares would be entitled to receive 150% of the Common Shares they would otherwise receive when they convert the Preferred Shares.

     The holders of Preferred Shares are entitled to receive cumulative dividends at the rate of 8% of the then-current Stated Value per annum. Dividends are payable on each date on which a holder presents Preferred Shares for conversion into Common Shares. We have the option each time to pay dividends in cash or to accrue them. If we accrue dividends, they increase the Stated Value of the unconverted Preferred Shares and are thus subject to compounding until paid. The Preferred Shares rank senior with respect to the payment of dividends to our Common Shares and to any other equity or equity equivalent securities of Dataware other than those securities that are currently outstanding and specifically provide that they are senior to the Series C Preferred Stock with respect to dividends.

     The holders of Preferred Shares have the option to convert Preferred Shares into Common Shares at any time. The Preferred Shares are convertible into the number of Common Shares equal to the aggregate Stated Value (as this value may have been increased by accruing and compounding of dividends) of the number of Preferred Shares being converted, divided by the Conversion Price as of that time. The Conversion Price floats at an amount that equals 95% of the average of the 3 lowest closing bid prices of our Common Stock in the 30 trading day period before the date of conversion. The Conversion Price is subject to a cap (the "Fixed Conversion Price") equal to 120% of the average of the 5 most recent closing bid prices before

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the date of the Closing of the Financing. The Conversion Price or the Fixed
Conversion Price (and therefore the number of Common Shares issuable upon conversion of the Preferred Shares) may be adjusted in the event that we take certain corporate actions, such as paying a stock dividend or making other distributions on shares of our capital stock (other than the Preferred Shares) payable in Common Shares; subdividing, splitting or combining the outstanding Common Shares; issuing shares of capital stock upon reclassification or exchange of our Common Shares; issuing shares, or warrants, rights or options to holders of Common Shares (but not holders of Preferred Shares) entitling them to subscribe or convert for Common Shares at a price below the Conversion Price in effect at any time; or distributing to the holders of Common Shares evidence of indebtedness or assets or rights or warrants to subscribe for any security of Dataware.

     A holder of Preferred Shares and Warrants may not utilize its conversion or exercise rights to the extent that after such conversion or exercise, such holder, together with its affiliates, would beneficially own over 4.999% and 9.999% of the outstanding Common Shares. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of Common Shares issuable upon conversion of the Preferred Shares and exercise of the Warrants will change based upon fluctuations of the market price of our Common Shares before a conversion or exercise, the actual number of Common Shares that will be issued under the Preferred Shares and Warrants, and consequently the number of Common Shares that will be beneficially owned by such holder cannot be determined at this time. This Prospectus Supplement covers more than the number of Common Shares that are beneficially owned by the initial purchaser upon Closing, giving effect to these provisions. However, the 4.999% and 9.999% limitation would not prevent a holder from acquiring and selling in excess of 4.999% and 9.999% of our Common Shares through a series of conversions and sales under Preferred Shares and exercise of Warrants.

     In addition, under Nasdaq rules, we cannot issue shares at below-market prices in an amount equal to 20% or more of the number of currently outstanding shares of our Common Stock. Under the Financing Documents, if a conversion of all Preferred Shares would cause us to exceed 19.999% of the Common Shares outstanding immediately before the Closing of the Financing (2,142,395 shares), we may seek shareholder approval to exceed the limit. If we do not obtain shareholder approval, we will be required to delist from Nasdaq and have our Common Shares quoted on the OTC Bulletin Board, which does not have a limit on the number of shares issuable at below-market prices.

     We must convert all outstanding Preferred Shares into Common Shares on the third anniversary of the Closing of the Financing, unless this conversion is not permitted at that time. The automatic conversion of Preferred Shares would be delayed beyond that date for certain reasons, including that the issuance of the Common Shares would exceed the Nasdaq share issuance limits or for so long as we are in default under any of the Financing Documents.

     The Preferred Shares contain no provisions for redemption, whether in our or the holders' control.

     In liquidation, the holders of Preferred Shares would be entitled to receive the then-current Stated Value of the outstanding Preferred Shares before the distribution of any cash or

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assets to the holders of shares of Common Stock or any other equity or equity equivalent securities of Dataware.

     In a merger in which control of Dataware changes hands, or upon the sale of more than one-half of our assets, the holders of Preferred Shares would be entitled to convert all outstanding shares of Series C Preferred Stock into the securities or other property to be received by the holders of Common Stock at the rate of 150% of the amount they would have received upon conversion in the absence of such merger or sale.

     Subject to certain protective provisions provided in the Certificate of Designation establishing the Preferred Shares, the Preferred Shares do not carry voting rights. As a condition of our agreeing to amend our Shareholder Rights Plan as described below, the holders of Preferred Shares have agreed to vote their Preferred Shares or Common Shares, as the case may be, as requested by the Board of Directors on all matters at any time that they own Preferred Shares or own more than 5% of the outstanding Common Shares.

     We have amended our Shareholder Rights Plan to exclude each holder of Preferred Shares from the definition of an "Acquiring Person" whose share acquisitions trigger the protective provisions of that Plan, as long as the holder of Preferred Shares remains bound to vote as described above. The Amendment is filed as Exhibit 4.2 to this Form 8-K.

     We may not consummate new financings without the approval of the holders of Preferred Shares for 90 trading days following the Closing of the Financing. Furthermore, we are required to give the holders of Preferred Shares first refusal rights on future financings for 180 trading days following the Closing of the Financing.

                               TERMS OF WARRANTS
                               -----------------

     We issued to the purchasers of the Preferred Shares Warrants to purchase up to 362,500 Common Shares. Each Warrant has a term of 5 years and an exercise price of 120% of the average of the 5 most recent closing bid prices of our Common Stock before the date of the Closing of the Financing. Holders of the Warrants may exercise the Warrants only on a "cashless" basis by surrendering a portion of the Warrants in exchange for Common Shares issuable upon exercise of the unsurrendered portion. With respect to warrants to purchase 262,500 Common Shares, in the event of a merger in which control of Dataware changes hands, or a sale of more than one-half of our assets, the holders of Warrants would be entitled to exercise the Warrants for the securities or other property to be received by the holders of Common Shares at the rate of 150% of the amount they would have received upon exercise in the absence of such merger or sale. Additionally, the exercise price and the number of Common Shares issuable upon exercise of the Warrants may be adjusted in the event that we undertake corporate transactions such as the ones described above under "Terms of Preferred Shares - Conversion."

                                USE OF PROCEEDS
                                ---------------

     Dataware received aggregate gross proceeds from the sale of Preferred Shares and Warrants in the Financing of $3,220,000, and we expect to incur approximately $80,000 in

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offering expenses. We will use the net proceeds for working capital and general corporate purposes.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
           ------------------------------------------------------------------

     (c)   Exhibits:
           --------

     Exhibit
       No.      Description
     -------    -----------

     3.1 Certificate of Designation dated August 31, 2000, amending the Company's Restated Certificate of Incorporation.
     4.1 Convertible Preferred Stock Purchase Agreement between the Company and the Purchasers named therein, dated as of August 31, 2000.
     4.2 Third Amendment to Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of August 31, 2000.
     4.3        Form of Common Stock Purchase Warrant, dated as of August 31,
                2000.
     5.2        Opinion of Palmer & Dodge LLP.
    23.3 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 31, 2000                           DATAWARE TECHNOLOGIES, INC.



                                            By: /s/ Michael Gonnerman
                                                ---------------------------
                                                Michael Gonnerman
                                                Vice President, Chief Financial
                                                Officer and Treasurer
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                                 EXHIBIT INDEX
Exhibit
  No.     Description
--------  -----------

 3.1 Certificate of Designation dated August 31, 2000, amending the Company's Restated Certificate of Incorporation.

 4.1 Convertible Preferred Stock Purchase Agreement between the Company and the Purchasers named therein, dated as of August 31, 2000.

 4.2 Third Amendment to Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of August 31, 2000.

 4.3      Form of Common Stock Purchase Warrant, dated as of August 31, 2000.

 5.2      Opinion of Palmer & Dodge LLP.

23.3 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith).